Exhibit 99.1

Milacron Postpones Its Annual Meeting of Shareholders

     CINCINNATI, OHIO, April 4, 2003 - Milacron Inc. (NYSE: MZ) today announced that it is in discussions with representatives of the Geier Family Shareholder Group regarding issues this group raised when it filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission on March 24, 2003. In light of these discussions and at this group's request, Milacron has determined to postpone its annual shareholders' meeting, previously scheduled for April 23, 2003. Pending the outcome of these discussions, Milacron will notify shareholders once a new meeting date has been set. The company expects the meeting to take place no later than May 23, 2003.

     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's website at www.milacron.com or call the toll-free investor hot line: 800-909-MILA (800-909-6452).